SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2003 (August 24, 2003)

Pliant Corporation

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	333-40067 (Commission File Number)	87-0496065 (I.R.S. Employer Identification Number)

1475 Woodfield Road, Suite 700

Schaumberg, Illinois 60173

(847) 969-3300

(Address and Telephone Number of Registrant’s Principal Executive Office)

ITEM 5.    OTHER EVENTS

On August 24, 2003, Edward Lapekas was appointed as interim Chief Executive Officer of Pliant Corporation. Mr. Lapekas is currently a member of Pliant’s board of directors and has served as a member of Pliant’s board since December 19, 2001. Mr. Lapekas replaces Jack E. Knott effective as of August 24, 2003.

A copy of the press release dated August 25, 2003 announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

Number	Description of Exhibits

99.1	Press Release dated August 25, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT CORPORATION

Dated: August 25, 2003	By:	/S/ BRIAN JOHNSON
Name: Brian Johnson Title: Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated August 25, 2003.